UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015 (December 16, 2015)

PF HOSPITALITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51935	80-0379897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

399 NW 2nd Avenue, Suite 216, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

(561) 939-2520

Registrant’s telephone number, including area code

4th Floor, 36 Spital Square, London, E1 6DY, England

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On December 16, 2015, PF Hospitality Group, Inc. (“we,” “us,” “our,” or “Company”) entered into and closed under the terms of a stock exchange agreement (the “Stock Exchange Agreement”) we entered into with EXO:EXO, Inc. (“EXO”) and Sloane McComb (EXO’s sole shareholder) pursuant to which we agreed to acquire all of the issued and outstanding shares of EXO from Ms. McComb in exchange for (i) the issuance to Ms. McComb of 500,000 shares of our unregistered common stock, $0.001 par value (the “Common Stock”), (ii) a payment of $25,000 to Ms. McComb, (iii) the payment of up to $20,000 to a third party for the payment of certain debts of EXO, and (iv) contingent consideration of up to 700,000 shares of our unregistered Common Stock in the following amounts upon attainment of EXO gross sales targets in any calendar year following the closing as follows: 100,000 shares if EXO attains gross sales of at least $250,000 but less than $500,000, an additional 150,000 shares if EXO attains gross sales of at least $500,000 but less than $750,000, an additional 200,000 shares if EXO attains gross sales of at least $750,000 but less than $1,000,000 and an additional 250,000 shares if EXO attains gross sales of at least $1,000,000 (the “Contingent Consideration”). In order earn the Contingent Consideration, Ms. McComb must be employed by us for the full calendar year during which the annual performance target has been achieved unless such target has been met prior to her separation. In addition to the purchase price, we agreed to invest $50,000 into EXO for inventory, marketing and working capital purposes. Pursuant to the Stock Exchange Agreement, EXO will be a wholly owned subsidiary of the Company upon the closing of the Stock Exchange.

In connection with the closing under the Stock Exchange Agreement, EXO entered into an employment agreement with Ms. McComb, pursuant to which Ms. McComb has been engaged as the President of EXO for a term commencing on the closing and ending on December 21, 2019, subject to automatic extensions if neither party has given the other notice that it does not wish to extend the agreement. Ms. McComb will receive an initial salary based on an annual rate to $40,000 for the balance of 2015, $45,000 for 2016 and $50,000 for 2017, and will receive a quarterly bonus equal to 20% EXO’s EBITDA in the prior quarter, and other benefits as determined by the company’s board of directors.

Following the closing of the Stock Exchange Agreement, we plan to continue to develop EXO’s historical business, which is complementary to our healthy lifestyle brand.

The foregoing description of the Stock Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to such Stock Exchange Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 7.01 Regulation FD Disclosure.

On December 22, 2015 we issued a press release regarding our acquisition of EXO. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K the financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the execution of the Stock Exchange Agreement.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K the financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the execution of the Stock Exchange Agreement.

(d) Exhibits

Exhibit	Description

10.1	Stock Exchange Agreement by and PF Hospitality Group, Inc., EXO:EXO, Inc. and Sloane McComb, dated December 16, 2015.

99.1	Press Release dated December 22, 2015 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PF HOSPITALITY GROUP, INC.

Date: December 22, 2015	By:	/S/ Vaughan Dugan
Vaughan Dugan, Chief Executive Officer